UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1515 Market Street, Suite 2000, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On June 16, 2008, Luminent was obligated to make a quarterly interest payment of approximately $0.7 million applicable to $41.2 million of Luminent's junior subordinated notes dated December 15, 2005. Luminent did not make this payment and a payment default under the indenture has occurred. Luminent was unable to meet the obligation before July 16, 2008, the expiration of the 30 day grace period to cure the payment default. On August 15, 2008, Luminent received a demand letter for payment from the junior subordinated notes indenture trustee declaring the notes to be immediately due and payable in an amount of approximately $41.2 million plus accrued interest of approximately $1.2 million.

As previously disclosed, on July 11, 2008 a repurchase agreement lender that is an affiliate of Arco Capital Corporation Ltd., declared an event of default to have occurred in respect of alleged failures by Luminent and its affiliates to deliver additional purchased securities or cash necessary to fulfill its obligations under a master repurchase agreement. This event of default declared under the master repurchase agreement caused a default to occur under the indenture relating to $90 million of Luminent's 8.125% Convertible Senior Notes due 2027, in respect of which those notes may be declared to be immediately due and payable. Due to defaults on convertible notes Luminent is contractually prohibited from making principal and interest payments on $92.8 million of outstanding junior subordinated notes. Had the cross default under the convertible notes not previously occured, the demand letter for payment received described above would have caused a cross default under the convertible notes.

Item 8.01 Other Events.

We previously announced that Luminent LLC, an affiliate, filed a Form S-4 registration statement with the Securities and Exchange Commission on March 28, 2008, as amended by Amendment No. 1 filed on June 10, 2008, with respect to a proposed conversion to a publicly traded partnership.

Luminent LLC's Form S-4 registration statement contains a preliminary proxy statement/prospectus relating to our 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to our stockholders when it becomes available. OUR STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., 1515 Market Street, Suite 2000, Philadelphia, PA 19102; telephone: (215) 564-5900.

We and our directors, executive officers and other members of our management and employees may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information concerning such participants' ownership of our common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

August 19, 2008	By:	/s/ KAREN CHANG

Name: KAREN CHANG
Title: SVP, Chief Financial Officer